Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 28, 2013 (September 5, 2013 as to Note 15), relating to the consolidated financial statements of BIND Therapeutics, Inc. (formerly known as BIND Biosciences, Inc.) and subsidiaries (the “Company”) appearing in the Company’s Registration Statement No. 333-190566 on Form S-1, as amended.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 19, 2013